Exhibit 10.1

CELLADON CORPORATION

SUMMARY OF RETENTION PROGRAM

Adopted April 26, 2015

Amended on May 13, 2015

Pursuant to Celladon Corporation’s retention program, the executives officers and former executive officers listed below will be eligible to receive, or have received, a lump sum retention payment equal to 50% of his or her base salary upon such individual remaining employed by Celladon until December 31, 2015, or such individual’s earlier termination without cause prior to such date:

Executive Officer	Retention Payment
Current:
Andrew Jackson	$110,000
Rebecque Laba	$141,934
Elizabeth Reed	$140,250
Fred Wiklund	$125,712
Former:
Jeff Rudy*	$143,312
Ryan Takeya*	$120,328
* Terminated without cause.